CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 8, 1998, which are incorporated by reference, in this Registration Statement (Form N-1A 33-44254) of Dreyfus Premier International Funds, Inc. (comprising, respectively, of Dreyfus Premier Global Allocation Fund, Dreyfus Premier Greater China Fund and Dreyfus Premier International Growth Fund).


                                        ERNST & YOUNG LLP

New York, New York
February 24, 1999